UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  March 27, 2003

PACIFIC NORTHWEST BANCORP

(Exact name of registrant as specified in its charter)

Washington	0-26632	91-1691216
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Third Avenue, Suite 250
Seattle, Washington  98101

(Address of principal executive offices, including Zip Code)

(206) 624-9761

(Registrant’s telephone number, including area code)

ITEM 5.  Other Events and Regulation FD Disclosure

On March 27, 2003, the Board of Directors of Pacific Northwest Bancorp announced that on April 18, 2003, Stephen M. Walden will step down as Chairman of the Board of Pacific Northwest Bancorp, but will continue as a Director of the company.  The Board has appointed Patrick M. Fahey to the role of Chairman, in addition to his current position as President and CEO of the company. Mr. Fahey will also continue to serve as Chairman and CEO of the Bancorp’s subsidiary, Pacific Northwest Bank.  A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 28, 2003
PACIFIC NORTHWEST BANCORP

	By:	/s/ Patrick M. Fahey
Patrick M. Fahey
President and Chief Executive Officer